Exhibit 3.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED BYLAWS

OF

TIVO INC.

(A DELAWARE CORPORATION)

This Amendment No. 1 to the Amended and Restated Bylaws of TiVo Inc. (the “Bylaws”) is dated as of March 23, 2010. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Bylaws. All section references are to sections of the Bylaws.

WHEREAS, pursuant to Section B.(1) of Article IV of the Amended and Restated Certificate of Incorporation of the Company and Section 45 of the Bylaws, the Board of Directors has the power to adopt, amend or repeal the Bylaws.

NOW, THEREFORE, the Board of Directors hereby amends the Bylaws as follows:

1. Section 5 of the Bylaws is hereby amended and restated in its entirety as follows:

Section 5. Annual Meetings; Notice of Business to be Brought Before a Meeting; Notice of Nominations for Election to the Board of Directors.

(a) Annual Meetings. The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may only be made at an annual meeting of stockholders in compliance with the procedures set forth in these Bylaws.

(b) Notice of Business to be Brought Before a Meeting.

(1) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 5(b) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5(b) as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 5(c) and this Section 5(b) shall not be applicable to nominations except as expressly provided in Section 5(c).

(2) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5(b). To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(3) To be in proper form for purposes of this Section 5(b), a stockholder’s notice to the Secretary shall set forth:

(A) As to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); and (ii) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Stockholder Information”);

(B) As to each Proposing Person, (i) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (a) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (b) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (c) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the corporation, (iii) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interests”), (iv) any rights to dividends on the shares of any class or series of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (v) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the corporation, or any Synthetic Equity Interests or Short Interests, if any, (vi)(a) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (b) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (vii) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the corporation held by such Proposing Persons, (viii) any direct or indirect interest of such Proposing Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (ix) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (x) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the corporation, any affiliate of the corporation or any principal competitor of the corporation, on the other hand, (xi) a summary of any material discussions regarding the business proposed to be brought before the meeting (a) between or among any of the Proposing Persons or (b) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the corporation (including their names), and (xii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (xii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(C) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.

For purposes of this Section 5(b), the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

(4) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5(b) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(5) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 5(b). The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 5(b), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(6) This Section 5(b) is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 5(b) with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 5(b) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(7) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(c) Notice of Nominations for Election to the Board of Directors.

(1) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in this Section 5(c) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 5(c) as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(2) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 5(b)) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5(c). Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 5(c). To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 5(b)) of the date of such special meeting was first made. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(3) To be in proper form for purposes of this Section 5(c), a stockholder’s notice to the Secretary shall set forth:

(A) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 5(b)(3)(A), except that for purposes of this Section 5(c) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(c)(3)(A));

(B) As to each Nominating Person, any Disclosable Interests (as defined in Section 5(b)(3)(B), except that for purposes of this Section 5(c) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(b)(3)(B) and the disclosure in clause (6) of Section 5(b)(3)(B) shall be made with respect to the election of directors at the meeting);

(C) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 5(c) if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 5(b)(3)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 5(c)(6); and

(D) The corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 5(c), the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

(4) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 5(c) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(5) Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with this Section 5(c). The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 5(c), and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(6) To be eligible to be a nominee for election as a director of the corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 5(c)) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(7) In addition to the requirements of this Section 5(c) with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

2. Section 6 of the Bylaws is hereby amended and restated in its entirety as follows:

Section 6. Special Meetings of Stockholders.

(a) Special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Chief Executive Officer, (iii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) by the Secretary of the corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 6 from stockholders of record as of the record date fixed in accordance with Section 6(d) who hold, in the aggregate, at least fifty percent of the voting power of the outstanding shares of the corporation. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 6, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 5(c).

(b) No stockholder may demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to Section 6(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the corporation at the principal executive offices of the corporation.

(c) To be in proper form for purposes of this Section 6, a request by a stockholder for the Board of Directors to fix a record date shall set forth:

(1) As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 5(b)(3)(A), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(b)(3)(A));

(2) As to each Requesting Person, any Disclosable Interests (as defined in Section 5(b)(3)(B), except that for purposes of this Section 6 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 5(b)(3)(B) and the disclosure in clause (xii) of Section 5(b)(3)(B) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(3) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(4) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined in Section 5(b)(3)).

(d) Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 6 from any stockholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 6 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 6(f).

(e) Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 6(a) unless stockholders of record as of the record date fixed in accordance with Section 6(d) who hold, in the aggregate, more than fifty percent of the voting power of the outstanding shares of the corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation. Only stockholders of record on the record date shall be entitled to demand that the Secretary of the corporation call a special meeting of the stockholders pursuant to Section 6(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 6(d). To be in proper form for purposes of this Section 6, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 6 of a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 6, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the “Current Record Date”) to determine the stockholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 6 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for such a special meeting shall be fixed in accordance with Section 37 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 7.

(h) In connection with a special meeting called in accordance with this Section 6, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date in accordance with this Section 6 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 6 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 6 except in accordance with this Section 6. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a special meeting was not properly made in accordance with this Section 6, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 6, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this Section 6, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a special meeting.